Exhibit 99.4

Aug. 10, 2014

Q                                       Why is KMI buying KMP, KMR and EPB?

A                                       All shareholders and unitholders of the Kinder Morgan family of company will benefit as a result of this combination.  KMI will have a projected dividend of $2.00 per share in 2015, a 16 percent increase over the anticipated 2014 dividend of $1.72 per share.  We expect to grow the dividend by approximately 10 percent each year from 2015 through 2020.  In addition to receiving a premium over the current value of their investments, KMP, KMR and EPB holders will be able to share in KMI’s future growth opportunities since the transaction consideration is mostly equity.  Additionally, this transaction dramatically simplifies the Kinder Morgan story by transitioning from four separately traded equity securities today, to one security going forward.  It also eliminates the incentive distribution rights and structural subordination of debt in the current structure.

Q                                       How does this transaction benefit the company moving forward?

A                                       We believe this transaction gives KMI the ability to grow for many years to come.  We believe KMI will become a valuable acquisition currency and have a significantly lower hurdle for accretive investments in new energy infrastructure.  This is important in today’s opportunity-rich environment for additional energy infrastructure in North America.  The transaction also provides significant tax benefits for KMI shareholders.

Q                                       What are the disadvantages to shareholders?

A                                       We believe there are tremendous advantages to equity holders of all of the Kinder Morgan companies.  Again, they will receive a premium on their current investments and be able to participate in the future growth of KMI.  Obviously at the end of the day it will be their choice whether to retain the KMI equity.

Q                                       Describe the approval process.

A                                       First of all, each transaction is conditioned on the closing of the other transactions.  Also, each entity will have a shareholder or unitholder vote.  The dates of those votes are yet to be determined.  In addition, standard regulatory approvals must be obtained.  No regulatory delays are expected.  We anticipate closing the transaction by the end of 2014.

Q                                       Do you anticipate any problems obtaining approvals?

A                                       No.  The boards of all the Kinder Morgan companies have voted to recommend the transaction to their respective unitholders and shareholders.

Q                                       How will combining the companies affect how you operate your businesses?

A                                       Operating our businesses will be “business as usual.”  This transaction is about corporate simplification and will not have any effect on how we operate our businesses.

Q                                       Will Kinder Morgan, Inc. be the name of the combined company?

A                                       Yes.  And the company’s headquarters will remain in Houston at 1001 Louisiana.

Q                                       What will be the makeup of the board of directors?

A                                       The KMI board may increase by up to six members, three each from the KMP and EPB boards.

Q                                       What will be the impact on employees?

A                                       We will continue to own and operate all of the same assets we do today.  We will be doing the same things we do today, but with the benefit of a simplified ownership structure.  Most employees will see very little, if any, change in their activities.  We do not anticipate any workforce reductions.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This communication may be deemed to be solicitation material in respect of the proposed acquisition by Kinder Morgan, Inc. (“KMI”) of each of Kinder Morgan Energy Partners, L.P. (“KMP”), Kinder Morgan Management, LLC (“KMR”) and El Paso Pipeline Partners, L.P. (“EPB”).  KMI plans to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 in connection with the mergers.  Each of KMI, KMP, KMR and EPB plans to file with the SEC and mail to its security holders a proxy statement/prospectus in connection with the mergers. The registration statement and each proxy statement/prospectus will contain important information about KMI, KMP, KMR, EPB, the mergers and related matters.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND EACH PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE.

Investors and security holders will be able to obtain copies of each proxy statement/prospectus as well as other filings containing information about KMI, KMP, KMR and EPB, without charge, at the SEC’s website, http://www.sec.gov.  Copies of documents filed with the SEC by KMI, KMP, KMR and EPB will be made available free of charge on Kinder Morgan, Inc.’s website at http://www.kindermorgan.com/investor or by written request by contacting the investor relations department of KMI, KMP, KMR or EPB at the following address: 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, Attention: Investor Relations or by phone at (713)-369-9490 or by email at km_ir@kindermorgan.com.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

KMI, KMP, KMR and EPB, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement.  Information regarding the directors and executive officers of KMI is contained in KMI’s Form 10-K for the year ended December 31, 2013, and its proxy statement filed on April 9, 2014, each of which has been filed with the SEC.  Information regarding the directors and executive officers of KMP’s general partner and KMR, the delegate of the KMP’s general partner, is contained in KMP’s Form 10-K for the year ended December 31, 2013, which has been filed with the SEC.  Information regarding the directors and executive officers of KMR is contained in KMR’s Form 10-K for the year ended December 31, 2013, which has been filed with the SEC.  Information regarding the directors and executive officers of the EPB’s general partner is contained in EPB’s Form 10-K for the year ended December 31, 2013, which has been filed with the SEC.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Statements in this communication regarding the proposed transactions involving KMI, KMP, KMR and EPB, the expected timetable for completing the proposed transactions, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company and any other statements about KMI, the general partner of KMP, KMR or the general partner of EPB management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory and unitholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the ability of KMI to realize anticipated synergies and cost savings; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; the ability to achieve revenue growth; price volatility and market demand for natural gas and natural gas liquids; higher construction costs or project delays due to inflation, limited availability of required resources or the effects of environmental, legal or other uncertainties; the ability of the combined company to continue to obtain new sources of natural gas supply; the impact on volumes and resulting cash flow of technological, economic and other uncertainties inherent in estimating future production, producers’ ability to drill and successfully complete and attract new natural gas supplies and the availability of downstream transportation systems and other facilities for natural gas and NGLs; the effects of government regulations and policies and of the pace of deregulation of retail natural gas; national, international, regional and local economic or competitive conditions and developments; capital and credit markets conditions; interest rates; the political and economic stability of oil producing nations; energy markets, including changes in the price of certain commodities; weather, alternative energy sources, conservation and technological advances that may affect price trends and demand; business and regulatory or legal decisions; the timing and success of business development efforts; acts of nature, accidents, sabotage, terrorism or other similar acts causing damage greater than the insurance coverage limits of the combined company; and the other factors and financial, operational and legal risks or uncertainties described in KMI’s, KMP’s, KMR’s and EPB’s Annual Reports on Form 10-K for the year ended December 31, 2013, and other subsequent filings with the SEC.  KMI, KMP, KMR and EPB disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication, other than as required by applicable law.